UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
December 13, 2007

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number
000-51660	CapitalSouth Bancorp	Delaware	63-1026645

2340 Woodcrest Place, Suite 200 Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 870-1939
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, the Board of Directors of CapitalSouth Bancorp (the “Company”) adopted amendments (the “By-law Amendments”), effective immediately, to certain provisions of Article VI of the Company’s By-laws.  The purpose of the By-law Amendments was to make the Company’s common stock eligible for participation in a Direct Registration System (“DRS”) operated by a clearing agency (such as the one offered by the Depository Trust Company).  The DRS allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.  The Board of Directors also approved the Company’s Amended and Restated By-laws incorporating the By-Law Amendments.  The full text of the Amended and Restated By-laws is attached hereto as Exhibit 3.1, and amended Article VI thereof is incorporated herein by reference.

ITEM 8.01	Other Events

On December 14, CapitalSouth Bancorp issued a press release announcing the declaration of a quarterly cash dividend on its common stock of $0.065 per share to shareholders of record as of December 31, 2007.  The press release is attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, this information is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

	3.1	Amended and Restated By-laws of CapitalSouth Bancorp
	99.1	Press Release issued by CapitalSouth Bancorp on December 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITALSOUTH BANCORP

December 17, 2007	By: /s/ Carol W. Marsh
Carol W. Marsh
Senior Vice President, Secretary and
Chief Financial Officer